Exhibit 99.1

XPO Logistics Announces Public Offering of Common Stock

GREENWICH, Conn. – June 28, 2021 – XPO Logistics, Inc. (“XPO” or the “company”) (NYSE: XPO) today announced that it plans to make a registered underwritten offering of 5 million shares of its common stock consisting of an equal number of shares to be offered by XPO and by Jacobs Private Equity, LLC, the selling stockholder and an affiliate of Brad Jacobs, XPO’s chairman and chief executive officer. XPO and the selling stockholder expect to grant the underwriters a 30-day option to purchase up to an aggregate of 750,000 additional shares, which additional shares will also be split equally between XPO and the selling stockholder.

XPO expects to use the net proceeds from this offering to repay a portion of the company’s outstanding borrowings and for general corporate purposes. XPO will not receive any proceeds from the sale of shares by the selling stockholder. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Upon completion of the offering, Brad Jacobs and his affiliates will own approximately 13.58% of XPO’s outstanding shares of common stock (or approximately 13.21% assuming full exercise of the underwriters’ option to purchase additional shares).

Goldman Sachs & Co. LLC, Citigroup and Barclays are the joint book-running managers for the offering.

A shelf registration statement relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on April 2, 2021. A preliminary prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available at the SEC’s website located at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the company’s common stock will be made only by means of a prospectus and the related preliminary prospectus supplement, copies of which may be obtained, when available, from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-212-902-1171 or email: prospectus-ny@ny.email.gs.com, or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146, or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or email: barclaysprospectus@broadridge.com or telephone at 1-888-603-5847.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) provides cutting-edge supply chain solutions to the most successful companies in the world, with two business segments: transportation and logistics. The company helps more than 50,000 customers manage their supply chains most efficiently, using a network of 1,621 locations in 30 countries and approximately 140,000 team members, including 108,000 employees and 32,000 temporary workers. The company’s corporate headquarters are in Greenwich, Conn., USA.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks or similar incidents; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off on the size and business diversity of our company; the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact

XPO Logistics, Inc.

Joe Checkler

+1-203-423-2098

joe.checkler@xpo.com